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                                                                    EXHIBIT 10.9

                                                                       EXECUTION

                         INVESTOR STOCKHOLDERS AGREEMENT

            THIS INVESTOR STOCKHOLDERS AGREEMENT, dated as of October 5, 2000 (this "Agreement") is made by and among Bostrom Holdings, Inc., a Delaware corporation (the "Company"), Onex American Holdings LLC, a Delaware limited liability company ("Onex"), J2R Partners VII, a Minnesota general partnership ("J2R") and the stockholders listed on the signature pages hereto and such other stockholders of the Company as may, from time to time, become parties to this Agreement in accordance with the terms and provisions hereof.

            WHEREAS, the authorized capital stock of the Company consists of 75,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common"), 150,000 shares of Class B Common Stock, par value $0.01 per share (the "Class B Common"), 40,000 shares of Class C Common Stock, par value $0.01 per share (the "Class C Common"), 125,000 shares of Class D-1 Common Stock, par value $0.01 per share (the "Class D-1 Common"), 25,000 shares of Class D-2 Non-Voting Common Stock, par value $0.01 per share (the "Class D-2 Common"), and 25,000 shares of Class E Common Stock, par value $0.01 per share (the "Class E Common").

            WHEREAS, the Company, Onex, J2R and certain other Stockholders are parties to a Stock Purchase Agreement, dated as of the date hereof (the"Stock Purchase Agreement"), pursuant to which such Stockholders have acquired their Common Stock (as defined).

            WHEREAS, the Company, Onex, J2R, and certain other investors are parties to a Registration Agreement (the "Registration Agreement"), dated as of the date hereof.

            WHEREAS, in order to provide for the stability of the Company, the parties wish to enter into this Agreement.

            WHEREAS, certain terms used in this Agreement are defined in Article I of this Agreement.

            NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

                                   ARTICLE 1

                               Certain Definitions

                  1.1 Certain Definitions. when used in this Agreement the following terms shall have the respective meanings shown:

            "Affiliate" shall mean, with respect to any Person, any of (a) a director or executive officer of such Person, (b) a spouse, parent, sibling or descendant of such Person (or spouse, parent,

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sibling or descendant of any director or executive officer of such Person), and
(c) any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person, including, without limitation, investment partnerships or funds that are sponsored, managed or controlled, directly or indirectly, by such Person or its Affiliates, and portfolio companies organized or managed by HCI or its Affiliates. For the purpose of this definition and the definition of Independent Third Party, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or agency or otherwise.

            "Baird Group" means BCP II Affiliates Fund Limited Partnership. Baird Capital II Limited Partnership, Baird Capital Partners III Limited Partnership, BCP III Special Affiliates Limited Partnership and BCP III Affiliates Fund Limited Partnership and their respective Affiliates.

            "Business Day" means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York City.

            "Class D Common" means collectively the Class D-1 Common and the Class D-2 Common.

            "Closing" shall mean the closing of the transactions contemplated by the Stock Purchase Agreement.

            "Closing Date" means the date on which the transactions contemplated by the Stock Purchase Agreement shall be consummated.

            "Co-Investment Agreement" means that certain Co-Investment Agreement, dated as of March 30, 1990, between Onex TMB Investments Inc., an Ontario corporation, and J2R Corporation, a Delaware corporation, as amended from time to time.

            "Common Stock" means (i) any Class A Common, Class B Common, Class C Common, Class D-1 Common, Class D-2 Common and Class E Common purchased, issued to or otherwise acquired by any Stockholder, and (ii) any equity securities issued or issuable, directly or indirectly, with respect to the securities referred to in clause (i) above by way of stock dividend or stock split, exchange or conversion, or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Common Stock, such shares will continue to be Common Stock in the hands of any holder of such Common Stock (other than purchasers pursuant to a Public Sale).

            "Company" includes any successor to the Company resulting from any merger, consolidation or other reorganization of or including the Company.

            "HCI" means Hidden Creek Industries, a New York general partnership.

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            "Heavy Duty" means Heavy Duty Holdings, L.L.C., a Delaware limited liability company.

            "Independent Third Party" means any Person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Company's common stock on a fully-diluted basis (a "5% Owner") , who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons.

            "Institutional Investor" means a "qualified institutional buyer" as defined in Rule 144A promulgated under the Securities Act (codified at 17 C.F.R.
Section 230.144A (1990)).

            "NEP" means Norwest Equity Partners VII, LP, a Minnesota limited partnership.

            "Other Stockholder" means any holder of Common Stock which is bound by and subject to this Agreement other than (i) Onex and its Affiliates and (ii) the transferees of Onex or its Affiliates that acquire all of the Common Stock held by Onex and its Affiliates as of the date hereof.

            "Person" means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a government or any department or agency thereof.

            "Public Company" means a company which has effected a Public
Offering.

            "Public Offering" means a public offering and sale of Common Stock pursuant to an effective registration statement under the Securities Act.

            "Public Sale" means any sale of Common Stock to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 (or any similar provision then in force) adopted under the Securities Act.

            "Qualified Public Offering" means the sale in an underwritten public offering registered under the Securities Act of shares of the Common Stock consisting of at least 20% of the Common Stock determined on a fully diluted basis.

            "Sale of the Company" means the sale of the Company pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power to elect a majority of the Company's board of directors (whether by merger, consolidation, recapitalization, reorganization or sale of a majority of the Company's outstanding Common Stock and Common Stock equivalents) or (ii) all or substantially all of the Company's consolidated assets.

            "Securities Act" means the Securities Act of 1933, as amended from time to time.

            "Stockholder" means any holder of Common Stock which is bound by and subject to this Agreement.

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            "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control a majority of the managers or general partners of such limited liability company, partnership, association or other business entity.

                                    ARTICLE 2

                        Board of Directors of the Company

                  2.1 Board of Directors. (a) From and after the Closing Date and until the provisions of this Article 2 cease to be effective, each of the Stockholders will vote all of its voting stock of the Company, and will take, and will cause any Persons controlled by it to take, all other necessary or desirable actions within its control (in its capacity as a stockholder of the Company), and the Company will take all necessary or desirable action within its control, in order to cause:

            (i) the authorized number of directors on the Company's board of directors (the "Board") to be initially established at five (5) directors, which may be increased by affirmative vote of a majority of the directors of the Board, provided that if the number of directors on the Board shall be increased to more than seven (7) directors, the rights of NEP and the Baird Group to designate Board representatives hereunder shall be adjusted to approximate such Stockholder's relative proportionate ownership of Common Stock;

            (ii)  the election to the Board of:

                  (A) two (2) representatives designated by HCI (by written notice to the Company, which shall furnish copies of such notice to each other party hereto), who shall initially be S.A. Johnson and John Read (the "HCI Directors");

                  (B) one (1) representatives designated by Onex (by written notice to the Company, which shall furnish copies of such notice to each other party hereto), who shall initially be Eric Rosen (the "Onex Director");

                  (C) subject to paragraph (v) below, one (1) representative designated by the Baird Group (by written notice to the Company, which shall furnish copies of such notice

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      to each other party hereto), who shall initially be C. Andrew Brickman
      (the "Baird Director"); and

                  (D) subject to paragraph (vi) below, one (1) representative designated by NEP (by written notice to the Company, which shall furnish copies of such notice to each other party hereto), who shall initially be John Thomson (the "NEP Director").

            (iii) at the written request of a Stockholder with the right to designate a Board representative, the removal from the Board (with or without cause) of any representative designated by such Stockholder, but only upon such written request and under no other circumstances;

            (iv) in the event that any representative designated hereunder by a Stockholder for any reason ceases to serve as a member of the Board during his or her term of office, the resulting vacancy on the Board to be filled by a representative designated by such Stockholder as provided hereunder;

            (v) the rights of the Baird Group to designate the Baird Director under this Section 2.1(a) shall terminate at such time as the Baird Group collectively hold in aggregate less than 5% of the total outstanding Common Stock of the Company; and

            (vi)  the rights of NEP to designate a NEP Director under this
      Section 2.1(a) shall terminate at such time as the NEP holds in aggregate less than 5% of the total outstanding Common Stock of the Company.

            (b) The Company shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board and any committee thereof.

            (c) The provisions of this Article 2 will terminate automatically and be of no further force and effect upon a Qualified Public Offering.

                                    ARTICLE 3

                   Covenants of the Company and Other Matters

            3.1 Transactions with Affiliates. Subject to Section 4.2, neither the Company nor any of its Subsidiaries shall enter into any material transaction with a Stockholder or any of its Affiliates, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, but excluding any dividend or other distribution to Stockholders in their capacity as such unless either:

            (a) the terms of the transaction are no less favorable to the Company or its Subsidiaries, as the case may be, than are obtainable by it in a comparable arm's length transaction with a Person not such Stockholder or any of its Affiliates, or

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            (b)   the Stockholders holding at least a majority of the shares of
Common Stock held by all Stockholders (excluding for purposes of determining a majority, such Stockholder and its Affiliates) give their written consent thereto.

            The Company shall give notice to the Stockholders at least 20 business days in advance of any such transaction. The Company may, however, without complying with this Section 3.1, pay an annual management and advisory fee to HCI or Heavy Duty (or any successor to HCI or Heavy Duty), pursuant to the Management Agreement, dated as of the date hereof, by and between the Company and HCI. Moreover, the Stockholders acknowledge that the Company will pay HCI a $1,500,000 closing fee upon the consummation of the transactions contemplated herein.

            3.2 Mergers, Consolidations, Etc. The Company shall not merge or consolidate with another corporation, enter into a share exchange, or sell all or substantially all of its assets to another Person, if pursuant thereto any Stockholder shall receive securities as full or partial consideration for its Common Stock, unless all holders of a class of Common Stock (a) shall have the right to receive the same securities as each holder of such class of Common Stock, in each case in proportion to their respective holdings of Common Stock (assuming the conversion, exchange or exercise of all securities convertible into or exchangeable, or exercisable for Common Stock) and on terms consistent with the rights and preferences set forth in the Company's Certificate of Incorporation as is reasonably determined by the holders of at least a majority of the shares of Class D Common voting as a separate class, the holders of a majority of the Class B Common voting as a separate class, and the holders of at least a majority of the shares of Class C Common voting as a separate class, and if such classes cannot agree, by an investment banking firm of national recognition mutually agreeable to such parties, whose determination shall be conclusive, and (b) who are parties to this Agreement enter into a stockholders agreement containing substantially similar rights and preferences as set forth in this Agreement.

            3.3 By-laws. The by-laws of the Company shall at all times provide, to the extent permitted by law, that:

            (a) notice of every meeting of the Board shall be given, in the same manner as is provided in Section 9.3, to each director not less than one day prior to the meeting;

            (b) a special meeting of the Board may be called, to be held at the registered office of the Company, by holders of at least 20% of the Company's Common Stock, upon at least 10 days' notice, given in the same manner as is provided in Section 9.3;

            (c) any director may require the Company, to include in the business to be discussed at the meeting any one or more proposals submitted by such director;

            (d)   directors may participate in directors' meetings by telephone;

            (e)   directors may take action by their unanimous written consent;

            (f)   notice of any meeting may be waived by any director; and

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            (g)   any action to be taken by the Board will require at least a majority of the directors of the Company.

            3.4 Financial Information. So long as any Stockholder owns any Common Stock, the Company shall furnish to such Stockholder the following:

            (a) as soon as available, and in any event within 90 days after-the end of each fiscal year of the Company, duplicate copies of the audited financial statements of the Company and its Subsidiaries reported on by a firm of independent certified public accountants of national recognition, including a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and consolidated statements of income and of cash flow of the Company and its Subsidiaries for such fiscal year and the related footnotes thereto, and stating in comparative form the figures as of the end of and for the previous fiscal year, accompanied by a report thereon containing an opinion by such independent certified public accountants that the financial statements have been prepared in accordance with generally accepted accounting principles consistently applied, except as may be noted otherwise; provided that with respect to fiscal year 2000, such statements shall only cover a period beginning on the date hereof;

            (b) as promptly as practicable, and in any event within 45 days after the end of each fiscal quarter of the Company, duplicate copies of its quarterly, unaudited financial statements prepared by the Company, including a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, and consolidated statements of income and of cash flow of the Company and its Subsidiaries for such fiscal quarter and year to date period, and stating in comparative form the figures as of the end of and for the corresponding fiscal quarter and year to date period in the previous fiscal year, in all cases such financial statements shall have been prepared in accordance with generally accepted accounting principles consistently applied, except as otherwise noted;

            (c)   copies of all press releases issued by the Company;

            (d) except as otherwise required by law or judicial order or decree or by any governmental agency or authority, each Stockholder entitled to receive information regarding the Company and its Subsidiaries under this
Section 3.4 shall use its best efforts to maintain the confidentiality of all nonpublic information obtained by it hereunder which the Company has reasonably designated as proprietary or confidential in nature; provided that each such Stockholder may, to the extent required by law, regulatory authority or rating agency, disclose such information in connection with the sale or transfer of Common Stock if such Stockholder's transferee agrees in writing to be bound by the provisions hereof; and

            (e) such additional financial information as may be reasonably requested by any Stockholder who then has a right to designate a member of the Board pursuant to Section 2.1 hereof.

            3.5 Action by Stockholders. The Stockholders shall from time to time vote their Common Stock and take such actions reasonably within their control as may be required in order to cause the Company:

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            (a)   to comply with the provisions of this Agreement; and

            (b) to take all other actions required or permitted to be taken by the Company in order to permit the Company to purchase Common Stock pursuant to the terms of this Agreement (which may include the revaluation of assets), provided such action is not contrary to any applicable law and such action would not cause a default by the Company or any of its Subsidiaries under any agreements of the Company or any of its Subsidiaries.

            3.6 Action by the Company to Purchase Stock. The Company shall take all actions necessary to permit the purchase of Common Stock pursuant to this Agreement (which may include the revaluation of assets), provided such action is not contrary to any applicable law and such action would not cause a default by the Company or any Subsidiary under any agreements with the Company or any Subsidiary.

            3.7 Consents to Stock Transfers Pursuant to this Agreement. The Stockholders hereby consent, to the extent required by the Company's Certificate of Incorporation, to any transfer of Common Stock made as permitted by this Agreement and shall execute any further formal consents which counsel for the Company may determine to be reasonably necessary for that purpose.

            3.8 Stock Acquired Pursuant to Warrants and Options. The Stockholders hereby agree that all Common Stock acquired by any of them whether pursuant to the exercise of all warrants, rights or options granted, or otherwise issued by the Company to the Stockholders, either prior to or following the date of this Agreement, shall be subject to the terms of this Agreement in all respects.

            3.9 Amendments to Certificate of Incorporation. No Stockholder shall, nor shall it permit any of its Affiliates to, vote any Common Stock owned by it or over which it has the power to vote in favor of any amendment to or restatement of the Company's Certificate of Incorporation, if such amendment or restatement would alter the rights and preferences of any class of Common Stock held by the Stockholders so as to affect them adversely, but shall not so affect the other classes of Common Stock, without the express consent of the holders of at least 80% of the shares of the adversely affected class of Common Stock held by such Stockholders.

            3.10 High Voting Stock upon IPO. The Stockholders hereby agree to approve and to raise no objection to the implementation, at the election of Onex and in connection with an initial Public Offering, of a high vote common stock to be exchanged for the Common Stock that is held by the Stockholders. In the event that such high vote stock is issued, the Stockholders agree to enter into a voting agreement which provides that each Stockholder, so long as such Stockholder holds such shares, will vote for those Board representatives that are designated by Onex or its Affiliates and which constitute a majority of the Board. Such voting arrangement will terminate at such time as Onex and its Affiliates cease to own in the aggregate at least 10% of the shares of common stock held at the time of the initial Public Offering.

                                    ARTICLE 4

                    Restrictions on Transfer of Common Stock

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            4.1   Transfer of Stockholder Stock. No Other Stockholder shall
sell, transfer, assign, pledge, exchange or otherwise dispose of (a "Transfer") any interest in Common Stock except pursuant to the provisions of this Article 4, Article 5, Article 7, or pursuant to a Public Sale; provided that as between Onex and J2R, the provisions of the Co-Investment Agreement will govern any "transfer" (as defined for this purpose in the Co-Investment Agreement) and the provisions of Article 4 and Article 5 of this Agreement will not apply. Each Other Stockholder agrees not to consummate any Transfer pursuant to the provisions of Section 4.2 until at least the minimum number of days required by
Section 4.2 after the delivery of such Other Stockholder's Offer Notice (as hereinafter defined), unless the parties to the Transfer have been finally determined pursuant to this Article 4 prior to the expiration of such period.

            4.2   First Offer Right.

            (a) In addition to Transfers pursuant to Article 5, Article 7, or a Public Sale, any Other Stockholder may Transfer an interest in Common Stock by complying with this Section 4.2. At least 45 days prior to making any Transfer by any Other Stockholder of any Common Stock pursuant to a bona fide offer from an Independent Third Party (other than Pursuant to Article 5 and Article 7 or a Public Sale), the transferring Other Stockholder (the "Transferring Stockholder") will deliver a written notice (the "Offer Notice") to the Stockholders and to the Company. The Offer Notice will disclose the proposed number of shares of Common Stock (the "Subject Shares") to be transferred, identity of the proposed purchasers, and, in reasonable detail, the proposed terms and conditions of the Transfer. First, the Stockholders other than the Transferring Stockholder (collectively the "First Offer Stockholders") may elect to purchase all (but not less than all) of the Common Stock specified in the Offer Notice at the price in cash and on the terms specified therein on a pro rata basis determined by the number of shares of Common Stock then held by the First Offer Stockholders electing to make such purchase by delivering written notice of such election to the Transferring Stockholder as soon as practical but in any event within 20 days after the delivery of the Offer Notice; provided that if less than all of the First Offer Stockholders elect to make such purchase, the remaining Subject Shares shall be reoffered to those Stockholders who have elected to make such purchase until an election to purchase all of the Subject Shares has been made. If the First Offer Stockholders have not elected to purchase all of the Subject Shares within such 20-day period, the Company may elect to purchase all (but not less than all) of the Subject Shares at the price in cash and on the terms specified therein by delivering written notice of such election to the Transferring Stockholder as soon as practicable, but in any event within 30 days after delivery of the Offer Notice. If the Company or the First Offer Stockholders have elected to purchase all (but not less than all) of the Subject Shares from the Transferring Stockholder, the transfer of such shares will be consummated as soon as practical after the delivery of the election notice, but in any event within 75 days after delivery of the Offer Notice (the "Consummation Period"). If any of the Subject Shares to be purchased by any holder of any Class D-2 Common are voting securities, at the request of any holder of Class D-2 Common the Company will exchange for such securities other securities which are non-voting, convertible into such securities on the same terms as those on which the Class D-2 Common is convertible into Class D-1 Common and otherwise identical to such securities in all respects. If neither the Company nor the First Offer Stockholders have elected to purchase all of the Subject Shares being offered or if, the Company or the First Offer Stockholders elect to purchase all of the Subject Shares but do not consummate the purchase within the Consummation Period, the

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Transferring Stockholder may, within 45 days after the expiration of the
Consummation Period, transfer the Subject Shares to one or more third parties at a price in cash and on other terms no more favorable to the transferees than offered to the Company and the First Offer Stockholders in the Offer Notice; provided that prior to such Transfer, such transferees shall have agreed in writing to be bound by the provisions of this Agreement. Any Subject Shares not transferred within such 45-day period will be subject to the provisions of this
Section 4.2(a) upon subsequent transfer and the Transferring Stockholder will not be entitled to deliver another Offer Notice for 90 days after the Transferring Stockholder has again become subject to this Section 4.2(a).

            (b) The Stockholders may transfer any of their respective rights to purchase the Subject Shares under Section 4.2(a) to any of their respective Affiliates; provided that prior to such transfer, such Affiliate shall have agreed in writing to be bound by the provisions of this Agreement.

            4.3   Permitted Transfers.

            (a) The restrictions contained in this Article 4 and in Article 5 shall not apply with respect to (i) any Transfer of Common Stock by any Stockholder to or among its Affiliates or (ii) any Transfer of Common Stock by any Stockholder to any other Stockholder; provided that the restrictions contained in this Article 4 and in Article 5 shall continue to be applicable to the Common Stock after any such Transfer and provided further that the transferees of such Common Stock shall have agreed in writing to be bound by the provisions of this Agreement affecting the Common Stock so Transferred.

            (b) In the case of any Transfer pursuant to Section 4.3(a)(i) above, a transferee may at any time, and shall forthwith in the event that such transferee ceases to be an Affiliate of the transferor (other than a transferee pursuant to Section 4.3(a)(ii) above), transfer back to such transferor all of the Common Stock held by it.

                                    ARTICLE 5

                  Tag-Along, First Offer and Drag-Along Rights

            5.1   Tag-Along Right.

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            (a)   Except as provided in Section 5.4, if at any time Onex or its
Affiliate proposes to Transfer (other than a pledge) any or all of its Common Stock to any person other than an Affiliate (a "Disposition"), Onex or its Affiliates, as the case may be (the "Disposing Stockholder"), shall, at least 30 days prior to the consummation of the Disposition, give notice (a "Disposition Notice") to the Other Stockholders (the "Nondisposing Stockholders") describing the terms and conditions of the Disposition in reasonable detail, including the proposed price per share, the method of payment, the anticipated closing date and the identity of the proposed purchaser, and stating that each of the Nondisposing Stockholders may elect to participate in such Disposition, at a price per share and on other terms consistent with the rights and preferences of the Common Stock set forth in the Company's Certificate of Incorporation (but in any case determined without consideration of voting rights or lack thereof) as is reasonably determined by the holders of at least a majority of the shares of Class D Common voting as a separate class, the holders of at least a majority of the shares of Class B Common voting as a separate class, and the holders of at least a majority of the shares of Class C Common voting as a separate class, and if such classes cannot agree, by an investment banking firm of national recognition mutually agreeable to such parties, whose determination shall be conclusive.

            (b) The election pursuant to subsection (a) shall be exercised by notice to the Disposing Stockholder given within the time period specified in the Disposition Notice, which time period shall not be less than 10 Business Days after such Disposition Notice is given. If any Nondisposing Stockholder gives notice of its election to sell, it shall be obligated to sell the Common Stock specified in its notice upon the terms and subject to the conditions specified in subsection (a) to the proposed purchaser, conditional upon the closing of the Disposition.

            (c) If the purchaser pursuant to the Disposition has a specified limited number of shares of Common Stock which it is willing to purchase in the aggregate, each of the Nondisposing Stockholders shall have the right to sell to the purchaser up to that number of shares of Common Stock owned by such Nondisposing Stockholder which is in the same proportion to its total ownership of Common Stock as the number of shares of the Common Stock being sold by the Disposing Stockholder is to the Disposing Stockholder's total ownership of Common Stock (in each case, assuming the conversion, exchange or exercise of all securities convertible into or exchangeable or exercisable for Common Stock).

            (d) If any Nondisposing Stockholder does not elect to sell the full number of shares of Common Stock which it is entitled to sell pursuant to this Section 5.1, or if the aggregate number of shares of the Company's Common Stock which the Nondisposing Stockholders and any other stockholders of the Company are entitled to sell is less than the number of shares of the Company's Common Stock which the purchaser is willing to purchase, the remaining Nondisposing Stockholders shall be entitled to sell additional shares of Common Stock pro rata (as described in subparagraph (c) above) to the number of shares of Common Stock owned by each of them to make up the aggregate number of shares of Common Stock the purchaser is willing to purchase.

            (e)   Prior to transferring its Common Stock pursuant to this
Section 5.1, the Disposing Stockholder shall cause the prospective transferee to be bound by this Agreement and such transferee shall be deemed an "Other Stockholder" for purposes hereunder unless such transferee is acquiring all of the Common Stock held by Onex and its affiliates as of the date hereof.

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            5.2   First Offer Right. Prior to making any Disposition of any or all of its Common Stock, the Disposing Stockholder shall deliver a written notice (an "First Offer Notice") to the Company and the Other Stockholders. The First Offer Notice shall disclose in reasonable detail the proposed number of shares to be transferred, and, if known, the proposed terms and conditions of the Transfer and, if known, the identity of the prospective transferee(s). One or more of the Other Stockholders may elect to offer to purchase their Pro Rata Share (as defined) of all (but not less than all) of such offered shares specified in the First Offer Notice by delivering written notice to the Disposing Stockholder of such election within 15 days after the delivery of the First Offer Notice (the "Election Period"), setting forth the price per share and the terms and conditions of such offer to purchase (the "Election Notice"). The purchase price specified in any Election Notice shall be payable solely in cash at the closing of the transaction or in installments over time. The Disposing Stockholder may, within 90 days after the expiration of the Election Period (i) transfer such shares to one or more third parties, provided that if an Election Notice has been delivered, such transfer may only be at a price greater than the price per share specified in the Election Notice and on other terms no more favorable to the transferees thereof than offered to the Other Stockholder in the Election Notice, (ii) transfer such shares pursuant to the Election Notice to those Other Stockholders who delivered such Election Notice, or (iii) elect not to transfer such shares. Any shares of Common Stock not transferred within such 90-day period shall be subject to the terms of this
Section 5.2 prior to any subsequent Transfer. Any such shares of Common Stock to be transferred pursuant clause (i) above shall be subject to the tag-along rights set forth in Section 5.1 above. If the Disposing Stockholder has elected to accept the offer to purchase such shares set forth in the Election Notice, the transfer of such shares shall be consummated as soon as practical after the delivery of such acceptance notice to the Other Stockholders, but in any event within 15 days after the delivery of such acceptance notice. Each Other Stockholder's "Pro Rata Share" shall be based upon such Stockholder's proportionate ownership of all shares of Common Stock held by the Other Stockholders who have participated in the delivery of the Election Notice.

            5.3   Drag-Along Right.

            (a) Subject to paragraph (b) below, if the Board approves a Sale of the Company (the "Approved Sale"), the Stockholders will consent to and raise no objections to the Approved Sale of the Company and (i) if the Approved Sale of the Company is structured as a sale of stock, the Stockholders will agree to sell all of their Common Stock and rights to acquire Common Stock on the terms and conditions approved by the Board, (ii) if the Approved Sale of the Company is structured as a merger, consolidation or other reorganization, the Stockholders will vote in favor thereof (to the extent they are entitled to vote) and will not exercise any dissenters' rights of appraisal they may have under Delaware law, and (iii) if the Approved Sale of the Company is structured as a sale of all or substantially all of the Company's consolidated assets, the Stockholders will vote in favor thereof (to the extent they are entitled to vote). The Stockholders will use their best efforts to cooperate in the Approved Sale of the Company and will take all necessary and desirable actions in connection with the consummation of the Approved Sale of the Company as are reasonably requested by the Board, including, but not limited to, the provision of representations and warranties or indemnifications; provided that the Stockholders shall not be required to incur any out-of-pocket expenses in connection with such Approved Sale of the Company which are not reimbursed by the Company; and provided further that no Stockholder shall be required to provide substantively different representations and warranties or indemnification than any other Stockholder and that each Stockholder's obligations thereunder shall be several and limited to the proceeds received by such Stockholder in connection with such Approved Sale.

            (b) The obligations of the Stockholders with respect to the Approved Sale of the Company are also subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale of the Company, all of the holders of each class of Common Stock will receive the same form and amount of consideration for their Common Stock as all other holders of the same class of Common Stock, or if any Stockholders are given an option as to the form and amount of consideration to be received, all holders of the same class of Common Stock will be given the same option; (ii) the price per share of Common Stock will be payable in cash or publicly traded securities and will be on terms consistent with the rights and preferences set forth in the Company's Certificate of Incorporation as is reasonably determined by the holders of at least a majority of the shares of Class D common voting as a separate class, the holders of at least a majority of the Class B Common voting as a separate class, and the holders of at least a majority of the shares of Class C Common voting as a separate class, and if such classes cannot agree, by an investment banking firm of national recognition mutually agreeable to such parties, whose determination shall be conclusive; and (iii) if the Approved Sale is to a Person that is not an Independent Third Party, the holders of a majority of the Common Stock held by the Other Stockholders may request that an appraisal of the fair market value of the securities to be sold and/or received by the Other Stockholders in connection with such Approved Sale be made by an investment banking firm of national recognition mutually agreeable to such parties, whose determination shall be binding upon the Company and the Other Stockholders, and it shall be a condition to the consummation of such Approved Sale to a Person that is not an Independent Third Party that such Person pay as consideration to the Other Stockholders the fair market value as determined pursuant to such appraisal (if such appraisal results in a valuation greater than the valuation of the consideration proposed to be delivered in connection with such Approved Sale, the Company shall pay the costs of such appraisal, otherwise the requesting Stockholders shall pay such costs).

            (c) If the Company enters into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the Stockholders will, at the request of the Board, and to the extent required to comply with Rule 501, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Board. If any Stockholder appoints the purchaser representative designated by the Board, the Company will pay the fees of such purchaser representative, but if any Stockholder declines to appoint the purchaser representative designated by the Board, such holder will appoint another purchaser representative (reasonably acceptable to the Board), and such holder will be responsible for the fees of the purchaser representative so appointed.

            (e) The provisions of this Section 5.3 shall terminate automatically and be of no further force and effect upon the consummation of a Public Offering.

                  5.4   Exceptions to the Tag-Along Right.

            (a) At any time when the Company is a Public Company, Onex and Affiliates shall be entitled during any 90-day period to sell collectively up to 5% of the Common Stock held by Onex and its Affiliates collectively at the beginning of such period through the facilities of any securities exchange on which the Common Stock is then listed or quoted in the NASDAQ System or the over-the-counter market, subject to compliance with applicable law and with the by-laws and regulations of such exchange or the NASD, if applicable. Any such sale shall not be subject to the provisions of Section 5.1 or 5.2.

            (b) Section 5.1, 5.2 and Section 4.2 shall not apply to any sale as part of a Public Offering.

            (c) Section 5.1 shall not apply to any Transfer of Common Stock pursuant to a drag-along right exercised in connection with an Approved Sale.

                  5.5 Purchaser Subject to this Agreement. No Stockholder nor its Affiliates shall sell any of their Common Stock to any purchaser unless the purchaser assumes in writing, pro rata with such Stockholder and its Affiliates, in accordance with the purchaser's and such Stockholder's and its Affiliates' (taken together) respective share holdings, all of such Stockholder's and its Affiliates' obligations under, and agrees to be bound by (to the extent of such Stockholder's and its Affiliates' obligations), this Agreement. This Section shall not, however, apply in the case of transfers by each Stockholder and its Affiliates (a) through the facilities of any securities exchange on which the shares of Common Stock are then listed or quoted in the NASDAQ System or the over-the-counter market, or (b) by way of a Public Offering.

                                    ARTICLE 6

                           Limited Pre-Emptive Rights

                  6.1   Pre-Emptive Rights.

            (a) Except for issuances of Offered Securities (as defined) (i) as full or partial consideration in connection with the acquisition of another business or company, (ii) to the Company's or its Subsidiaries' employees and directors, (iii) pursuant to a Public Offering, (iv) in connection with financing arrangements with independent third party lenders, until the Company effects an initial Public Offering, neither the Company nor its Subsidiaries shall issue any shares of stock that have a right to participate generally in dividends or the distribution of assets upon liquidation, dissolution or the winding up of the Company or its Subsidiaries ("Participating Securities"), any shares of Common Stock or any securities possessing voting power with respect to the election of directors of the Company or its Subsidiaries ("Voting Securities"), or any securities containing or consisting of options or rights to acquire any shares of Participating Securities, Common Stock or Voting Securities or any securities exchangeable into Participating Securities, Voting Securities or Common Stock (other than a dividend on any outstanding Common Stock or Participating Securities) (collectively, "Offered Securities") to any Person unless the Company shall have first offered such Offered Securities pro rata to all Stockholders, on the same price, terms and conditions, pursuant to a written offer (the "Offer"). The Offer shall specify the number of Offered Securities proposed to be issued by the Company, the price per Offered Security and shall limit the time within which the Offer, if not accepted, will be deemed to be declined (which time shall be not less than 20 days or more than 40 days after the date of the Offer). Each Stockholder shall then have the right, exercisable by notice to the Company within the time period specified in the Offer, to purchase its "Pro Rata Share" of the Offered Securities at the price per Offered Security referred to in the Offer. As used in this Section 6.1, the term "Pro Rata Share" of each Stockholder shall mean the product of (i) the total number of Offered Securities referred to in the Offer and (ii) a fraction, the numerator of which is the number of shares of Common Stock held by such Stockholder on the date the Offer is made and the denominator of which is the aggregate number of the Company's shares of Common Stock owned by such Stockholder and such other stockholders who are entitled to purchase a pro rata portion of the Offered Securities (in each case, assuming the conversion, exchange or exercise of all securities convertible into or exchangeable or exercisable for Common Stock). In the event the Offered Securities consist of shares of Class A Common, Class B Common, Class C Common, , Class D-1 Common, Class D-2 Common or Class E Common, then (i) the class of shares to be offered to the holders of Class A Common pursuant to this Section 6.1 shall be shares of Class A Common, (ii) the class of shares to be offered to the holders of Class B Common pursuant to this Section 6.1 shall be shares of Class B Common, (iii) the class of shares to be offered to the holders of Class C Common pursuant to this Section 6.1 shall be shares of Class C Common, (iv) the class of shares to be offered to holders of Class D-1 Common pursuant to this Section 6.1 shall be shares of Class D-1 Common, (v) the class of shares to be offered to holders of Class D-2 Common pursuant to this Section
6.1 shall be shares of Class D-2 Common, and (vi) the class of shares to be offered to holders of Class E Common pursuant to this Section 6.1 shall be shares of Class E Common. In the event the Offered Securities consist of any other securities which are voting securities, then the securities offered to the holders of Class D-2 Common pursuant to this Section 6.1 shall be non-voting, convertible into such Offered Securities on the same terms as those on which the Class D-2 Common is convertible into Class D-1 Common and otherwise identical to such Offered Securities in all respects.

            (b) If any Offered Securities shall not be capable of being offered to or being divided among the Stockholders in proportion to their holdings of Common Stock at the date of the Offer without division into fractions, the same shall be offered to or divided among the Stockholders as nearly as may be in proportion to the number of shares of Common Stock held by them respectively at the date of the Offer without division into fractions, as may be determined in good faith by the Board.

            (c)   The closing of a purchase and sale pursuant to this Section
6.1 shall be held at the registered office of the Company on the date specified in the Offer, which date shall be not less than 15 or more than 30 days after the time at which the Offer, if not accepted, will be deemed to be declined.

            (d) If any Stockholder does not elect to purchase the full number of Offered Securities which it is entitled to purchase pursuant to this Section 6.1, the balance shall be reoffered pro rata to the remaining Stockholders that did elect to purchase their full entitlement at the same price per Offered Security as specified in the Offer and otherwise on such terms as the Board may in good faith determine until either (i) all of such Offered Securities shall have been elected to be purchased or (ii) all of the Stockholders have elected to not purchase such remaining Offered Securities. In the event any Offered Securities remain the Company may issue such Offered Securities in compliance with Section 6.1(c) above to such Person or Persons as the Board may in good faith determine, but, in any event, at the same price per Offered Security as specified in the Offer.

                  6.2 No Additional Pre-Emptive Rights. No Stockholder shall have any preemptive right to acquire Common Stock from the Company except pursuant to Section 6.1 and, without limiting the generality of the foregoing, shall have no preemptive rights on a Public Offering of Common Stock by the Company.

                                    ARTICLE 7

                          Transfers of Common Stock and
                              Appointment of Proxy

                  7.1 Transfers in Accordance with this Agreement. No Stockholder shall transfer or suffer to be transferred any or all of its Common Stock, except as permitted or required by this Agreement. The Company may refuse to register any transfer of Common Stock on its transfer books if such transfer is not in accordance with this Agreement and state and federal securities laws.

                  7.2 Legending of Shares Certificates. All certificates representing Common Stock held by any Person subject to this Agreement (and by any permitted or required transferees who are bound by or subject to this Agreement) shall bear the following legend:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND CERTAIN RESTRICTIONS ON THE VOTING OF SUCH SECURITIES CONTAINED IN THE INVESTOR STOCKHOLDERS AGREEMENT, DATED AS OF OCTOBER 5, 2000, AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S STOCKHOLDERS. A COPY OF SUCH INVESTOR STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

                  7.3  Default of Delivery.

            (a) In the event that any Stockholder, the Company, or any Stockholder's transferees or assignees (each, a "Requiring Party") have the right to acquire Common Stock from any other Stockholder or the right to require any such other Stockholder to sell its Common Stock to any other Person, pursuant to the terms of this Agreement (such selling Stockholder hereinafter referred to as the "Transferor" and such Requiring Party or any other Person to whom the Transferor is required to transfer Common Stock, as applicable, hereinafter referred to as the "Transferee") and the Transferor is not present at the closing, or is present but for any reason fails to produce and deliver to the Transferee the certificates or other instruments representing any of the Common Stock being transferred, then the cash purchase price, as and when payable, may be deposited into a special account in the name of the Company at a branch of the Company's bankers and any other consideration permitted or required to be delivered in satisfaction of the purchase price shall be deposited with the Company. Such deposits shall constitute valid and effective payment to the Transferor of the purchase price for the Common Stock being transferred notwithstanding the fact that the Transferor may have voluntarily attempted to encumber or dispose of any of the Common Stock contrary to the terms hereof, or that one or more certificates or other evidences of ownership of such Common Stock may have been delivered to any other Person. From and after the date of such deposits (even though the share certificates in the name of the Transferor have not been delivered to the Transferee), the purchase and transfer of the Common Stock shall be deemed to have been fully completed and all right, title, benefit and interest of the Transferor in and to all such Common Stock, both at law and in equity, shall be conclusively deemed to have been transferred and assigned to and become vested in the Transferee and the Transferee will have the right to request that the Company enter the transfer into the stock register and the Company shall be entitled to so enter the transfer.

            (b) Where the Transferee has made a deposit in accordance with subsection (a), the Transferor shall be entitled to receive the cash purchase price of the Common Stock deposited with the Company's bankers, and to receive any other consideration deposited with the Company, upon delivery to the Company of (i) the certificates or other instruments representing the Common Stock duly endorsed for transfer and (ii) any other document required to be delivered by the Transferor at closing, including, without limitation, the release or discharge of any encumbrance relating to the Common Stock and stock transfer stamps, if necessary.

                  7.4 Distributions upon Sale of the Company. In the event of a sale or exchange by the Stockholders of all or substantially all of the Common Stock held by the Stockholders, the Stockholders shall receive the same portion of the aggregate consideration from such sale or exchange that such Stockholders would have received if such aggregate consideration had been distributed by the Company in complete liquidation.

                                    ARTICLE 8

                         Representations and Warranties
                                 of the Company.

            The Company hereby represents and warrants to the Stockholders that as of the Closing:

                  8.1 Organization, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement, except where the failure to have such power and authority would not have a material adverse effect upon the business or financial condition of the Company.

                  8.2  Capital Stock and Related Matters.

            (i) Immediately following the Closing, (a) the authorized capital stock of the Company will consist of 75,000 shares of Class A Common, 150,000 shares of Class B Common, 40,000 shares of Class C Common, 125,000 shares of Class D-1 Common, 25,000 shares of Class D-2 Common, and 25,000 shares of Class E Common and (b) the Company will have issued, and there will be outstanding, 4,051 shares of Class A Common, 63,889 shares of Class B Common, 17,824 shares of Class C Common, 50,371 shares of Class D-1 Common, no shares of Class D-2 Common, and 12,593 shares of Class E Common.

            (ii) Immediately following the Closing, the Company will not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock, nor will it have outstanding any rights, subscriptions, warrants, agreements, commitments or options to subscribe for or to purchase any capital stock or any stock or securities convertible into or exchangeable for any capital stock, except as contemplated in the Certificate of Incorporation and a convertible promissory note, dated as of the date hereof, issued to Onex American Holdings LLC. Immediately following the Closing, all of the outstanding shares of the Company's capital stock will have been duly authorized, and upon payment therefor will be validly issued and will be fully paid and nonassessable.

                  8.3 Authorization; No Breach. The execution, delivery and performance of this Agreement, and all other agreements and transactions contemplated hereby and thereby have been duly authorized by the Company. This Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject to the availability of equitable remedies and to the laws of bankruptcy and other similar laws affecting creditors' rights generally. The execution and delivery by the Company of this Agreement and all other agreements and instruments contemplated hereby and thereby to be executed by the Company do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's capital stock or assets pursuant to, (iv) give any third party the right to accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than in connection with certain state and federal securities laws) or any other third party pursuant to, the Certificate of Incorporation or the Bylaws, or any law, statute, rule, regulation, instrument, order, judgment or decree to which the Company is subject or any agreement or instrument to which the Company is a party, or by which its assets are bound, except where the existence of any such conflict, breach, default, right to accelerate or violation, or the creation of any such lien, security interest, charge or encumbrance, or the failure to obtain, take or make any such authorization, consent, approval, exemption, other action, notice or filing, could not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole.

                                    ARTICLE 9

                                  Miscellaneous

                  9.1  Voting Agreement.

            (a) The Stockholders shall at all times vote their Common Stock (to the extent they are entitled to vote the same) as specifically provided herein or, if not so provided, as directed by J2R in accordance with this Agreement, or in the same manner as the Common Stock held by J2R is voted in accordance with this Agreement, on the designation of director representatives, on the election of directors and on all other matters which are submitted to a vote (or consent in lieu of voting) of the Company's stockholders and on which such Common Stock is entitled to vote, and for this purpose, each Stockholder, by execution of this Agreement, hereby irrevocably constitutes and appoints the Person who is at any time the managing general partner of J2R, its proxy with full power of substitution to make such designations and to vote such Common Stock in the same manner as directed by J2R or as the Common Stock held by J2R is voted. To the extent permitted by law and for all purposes of this Agreement, each Stockholder, by its execution of this Agreement, irrevocably constitutes and appoints the Person who is at any time the managing general partner of J2R, its proxy with full power of substitution to vote all of its Common Stock at any meeting of stockholders of the Company, or to give consent in lieu of voting on the designation of directors, representatives, or the election of directors and on any matter which is submitted for a vote or consent to the stockholders and on which such Common Stock is entitled to vote (except to the extent such vote or consent would violate any applicable law and except with respect to stockholder voting on the merger or consolidation of the Company with another corporation or the sale of all or substantially all of the Company's assets), provided that such Common Stock is voted or consent is given with respect to it as specifically provided herein, or if not so provided, in the same manner as the Common Stock held by J2R. The proxies and powers granted by such Stockholder pursuant to this Article 9 are coupled with an interest. Notwithstanding anything contained in this paragraph, (i) J2R shall not have the right to direct the vote with respect to any matter upon which a class vote is required or permitted hereunder and (ii) such Stockholder's Common Stock shall not, except with the express consent of such Stockholder, be voted in favor of any resolution the effect of which will be to change such Stockholder's Common Stock or J2R's Common Stock, or convert or exchange such Stockholder's Common Stock or J2R's Common Stock into or for different securities, unless in every such case such Stockholder's Common Stock and J2R's Common Stock are thereby changed identically or converted into or exchanged for the same type of securities pro rata (except in no event shall the Class D-2 Common or any other nonvoting securities issued as contemplated by this Agreement to holders of Class D-2 Common be amended to become voting securities and in no event shall the terms on which Class D-2 Common or any such securities are convertible into voting securities be amended, except with the consent of the holders of a majority of the outstanding shares of Class D-2 Common).

            (b) Each Stockholder represents that he has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no such holder of Common Stock shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement.

            (c) The voting agreement set forth in this Section 9.1 shall terminate upon the occurrence of a Qualified Public Offering.

                  9.2 Acknowledgment. The parties hereto acknowledge that, pursuant to the Company's Certificate of Incorporation, and except as expressly set forth in this Agreement, the Class A Common, Class B Common, Class C Common, Class D-1 Common and Class E Common will vote together as a single class, the Class D-2 Common shall not vote, and none of the classes of Common Stock will be entitled to a separate class vote, except as required by law.

                  9.3 Notices. All notices, consents and other communications required or permitted to be given under or by reason of this Agreement shall be in writing, shall be delivered personally or by telex or telecopy as described below or by reputable overnight courier, and shall be deemed given on the date on which such delivery is made. If delivered by telex or telecopy, such notices or communications shall be confirmed by a registered or certified letter (return receipt requested), postage prepaid. Any such delivery shall be addressed to the intended recipient at the following addresses (or at such other address for a party as shall be specified by such party by like notice to the other parties):

            (a)   if to J2R or the Company:

                  c/o Hidden Creek Industries
                  4508 IDS Center
                  Minneapolis, Minnesota 55402
                  Attention: Scott D. Rued
                  Telecopy: (612) 332-2012

                  with a copy to:

                  Kirkland & Ellis
                  200 E. Randolph Drive
                  Chicago, Illinois 60601
                  Attention: Jeffrey C. Hammes, P.C.
                             John A. Schoenfeld, Esq.
                  Telecopy: (312) 861-2200

            (b)   if to Onex:
                  Onex American Holdings, L.L.C.
                  c/o Onex Investment Corporation
                  712 Fifth Avenue, 40th Floor
                  New York, New York 10019
                  Attention: Eric J. Rosen
                  Telecopy: (212) 582-0909
                  with a copy to:

                  Kirkland & Ellis
                  200 E. Randolph Drive
                  Chicago, Illinois 60601
                  Attention: Jeffrey C. Hammes, P.C.
                             John A. Schoenfeld, Esq.
                  Telecopy: (312) 861-2200

            (c)   if to the Baird Group:

                  Baird Capital Partners
                  227 West Monroe Street, #2100
                  Chicago, Illinois 60606
                  Attention: C. Andrew Brickman
                  Telecopy: (312) 609-4702

            (d)   if to Norwest Equity Partners VII, LP

                  Norwest Equity Partners
                  3600 IDS Center
                  80 South 8th Street
                  Minneapolis, Minnesota  55402
                  Attention: John L. Thomson
                  Telecopy: (612) 215-1601

            (c) if to any other person which becomes a party to this Agreement in accordance with the terms hereof, at the address for delivery of notices or communications given to all other parties by such party at such time.

Notices to any director of the Company shall be given:

            (i) by telephone or delivery in person to such director at the address (or telephone number) designated by him from time to time by notice to Onex and the Company (in the case of directors designated by any Other Stockholder) or to the Other Stockholders and the Company (in the case of directors designated by Onex), confirmed by letter to such address; or

            (ii) by registered mail with postage prepaid. If a director has not designated an address, notice to such director may be given to his address last known to the Company.

                  9.4 Extended Meanings. In this Agreement, words importing the singular number include the plural and vice versa and words importing gender include all genders.

                  9.5 Captions. The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this Agreement.

                  9.6 Applicable Law. The corporate law of Delaware will govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement will be governed by the internal law, and not the law of conflicts, of the State of New York.

                  9.7  Time. Time shall be of the essence of this Agreement.

                  9.8 Severability. The provisions of this Agreement are intended to be and shall be deemed severable. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

                  9.9 Currency. References in this Agreement to monetary amounts shall be in United States currency unless otherwise expressly stated.

                  9.10  Arbitration Procedure.

            (a) Except as provided in Section 9.13, the parties hereto agree that the arbitration procedure set forth below shall be the sole and exclusive method for resolving and remedying claims or disputes arising out of the provisions of this Agreement (the "Disputes"). Nothing in this Section 9.10 shall prohibit a party hereto from instituting litigation to enforce any Final Determination (as defined below) or the provisions of this Section 9.10. The parties hereto hereby agree and acknowledge that, except as otherwise provided in this Section 9.10 or in the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") as in effect from time to time, the arbitration procedures and any Final Determination hereunder shall be governed by, and shall be enforced pursuant to the Uniform Arbitration Act.

            (b) In the event that any party hereto asserts that there exists a Dispute, such party shall deliver a written notice to each other party hereto involved therein specifying the nature of the asserted Dispute and requesting a meeting to attempt to resolve the same. If no such resolution is reached within ten business days after such delivery of such notice, the party delivering such notice of Dispute (the "Disputing Party") may, within 45 business days after delivery of such notice, commence arbitration hereunder by delivering to each other party hereto involved therein (collectively, the "Other Parties") a notice of arbitration (a "Notice of Arbitration"). Such Notice of Arbitration shall specify the matters as to which arbitration is sought, the nature of any Dispute, the claims of each party to the arbitration and shall specify the amount and nature of any damages, if any, sought to be recovered as a result of any alleged claim, and any other matters required by the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time to be included therein, if any.

            (c) The Disputing Party, on the one hand, and the Other Parties, on the other hand, each shall select one non-neutral arbitrator expert in the subject matter of the Dispute (the arbitrators so selected shall be referred to herein as the "Disputing Party's Arbitrator" and the "Other Parties' Arbitrator," respectively). In the event that either such party fails to select an arbitrator as set forth herein within 20 days from the delivery of a Notice of Arbitration, then the matter shall be resolved by the arbitrator selected by the other party. The Disputing Party's Arbitrator and the Other Parties' Arbitrator shall select a third independent, neutral arbitrator expert in the subject matter of the dispute, and the three arbitrators so selected shall resolve the matter according to the procedures set forth in this Section 9.10. If the Disputing Party's Arbitrator and the Other Parties' Arbitrator are unable to agree on a third arbitrator within 20 days after their selection, the third arbitrator shall be chosen by the President of the AAA.

            (d) The arbitrator(s) selected pursuant to Section 9.10(c) above will determine the allocation of the costs and expenses of arbitration based upon the percentage which the portion of the contested amount not awarded to each party to the arbitration bears to the amount actually contested by such party. For example, if the Disputing Party submits a claim for $1,000 and if the Other Parties contest only $500 of the amount claimed by the Disputing Party, and if the arbitrator(s) ultimately resolves the dispute by awarding the Disputing Party $300 of the $500 contested, then the costs and expenses of arbitration will be allocated 60% (i.e., 300 ) 500) to the Other Parties and 40% (i.e., 200 ) 500) to the Disputing Party.

            (e) The arbitration shall be conducted under the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, except as modified by the agreement of all of the parties to the arbitration. The arbitrator(s) shall so conduct the arbitration that a final result, determination, finding, judgment and/or award (the "Final Determination") is made or rendered as soon as practicable, but in no event later than 90 business days after the delivery of the Notice of Arbitration nor later than 10 days following completion of the arbitration. The Final Determination must be agreed upon and signed by the sole arbitrator or by at least two of the three arbitrators (as the case may be). The Final Determination shall be final and binding on all parties and there shall be no appeal from or reexamination of the Final Determination, except for fraud, perjury, evident partiality or misconduct by an arbitrator prejudicing the rights of any party to the arbitration and to correct manifest clerical errors.

            (f) The Disputing Party and the Other Parties may enforce any Final Determination in any state or federal court having jurisdiction over the Dispute. For the purpose of any action or proceeding instituted with respect to any Final Determination, each party hereto hereby irrevocably submits to the jurisdiction of such courts, irrevocably consents to the service of process by registered mail or personal service and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have as to personal jurisdiction, the laying of the venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding brought in any court has been brought in an inconvenient forum.

            (g)   Any party hereto required to make a payment pursuant to this
Section 9.10 shall pay the party entitled to receive such payment within three days of the delivery of the Final Determination to such responsible party. If any party hereto shall fail to pay the amount of any damages, if any, assessed against it within such three day period, the unpaid amount shall bear interest from the date of such delivery at the lesser of (i) the prime rate of interest published by the Board of Governors of the Federal Reserve System as the "Bank Prime Loan" rate, in effect from time to time (which rate shall be adjusted on the effective date of each change in such prime rate) plus 2.00% and (ii) the maximum rate permitted by applicable usury laws. Interest on any such unpaid amount shall be compounded semi-annually, computed on the basis of a 360-day year consisting of twelve 30-day months and shall be payable on demand. In addition, such party shall promptly reimburse the other party to the arbitration for any and all costs and expenses of any nature or kind whatsoever (including but not limited to all attorneys' fees) incurred in seeking to collect such damages or to enforce any Final Determination.

                  9.11 Assignment. This Agreement shall be binding upon the parties hereto, all Stockholders and, to the extent expressly provided elsewhere in this Agreement, their respective permitted transferees and assigns (other than purchasers of Common Stock pursuant to a Public Sale), together with in each case all successors, heirs, executors and administrators thereof, and shall inure to the benefit of the parties hereto, all Stockholders and, to the extent expressly provided elsewhere in this Agreement, assigns of the Stockholders, together, in each case, with all successors, heirs, executors and administrators thereof; provided that a Stockholder may assign its rights to purchase Common Stock hereunder to one of its Affiliates so long as such Affiliate is, or agrees to become, a party hereto. The parties hereto agree that the rights of each Stockholder contained in this Agreement are personal to such Stockholder and may not be assigned to, and will not inure to the benefit of any transferees of such Stockholder other than its Affiliates or, as expressly provided herein, the Company. Except as otherwise provided herein, no party may assign any of its rights or delegate any of its duties under this Agreement.

                  9.12 Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement will be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company and the holders of at least a majority of the shares of voting Common Stock and, to the extent that any modification, amendment or waiver adversely affects the rights of the holders of any class, series or sub-class of Common Stock, by the holders of at least a majority of shares of such adversely affected class, series or sub-class of Common Stock; provided that no modification, amendment or waiver of any provision of Section 2.1 above that adversely affects the rights of any Stockholder shall be effective unless such modification, amendment or waiver is approved in writing by such Stockholder. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. No purported waiver shall be effective unless in writing. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent or other breach.

                  9.13 Remedies. The Stockholders shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

                  9.14 Counterparts; Joinder. This Agreement may be executed in counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument. Additional Persons may become parties hereto upon the execution of a joinder agreement among such person, the Company and holders of a majority of the Common Stock.

                  9.15 Complete Agreement. This Agreement, the documents expressly referred to herein (including the Registration Agreement) and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understanding, agreements or representations by or among the parties, written or oral, that may be related to the subject matter hereof in any way, except for the Co-Investment Agreement which will not be superseded or preempted as between Onex, J2R and their Affiliates.

                                    * * * * *

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first above written.

                                    BOSTROM HOLDINGS, INC.

                                    By:  /s/ Carl E. Nelson
                                         ---------------------------------------
                                    Its:
                                         ---------------------------------------
                                    ONEX AMERICAN HOLDINGS LLC

                                    By:  /s/ Eric J. Rosen
                                         ---------------------------------------
                                    Its:
                                         ---------------------------------------

                                    J2R PARTNERS VII

                                    By:  /s/ [ILLEGIBLE]
                                         ---------------------------------------
                                    Its:
                                         ---------------------------------------

                                    NORWEST EQUITY PARTNERS VII, LP

                                    By:  Itasca LBO Partners VII, LLP
                                    Its: General Partner

                                    By:  /s/ [ILLEGIBLE]
                                         ---------------------------------------
                                    Its:
                                         ---------------------------------------
                                    RANDOLPH STREET PARTNERS II

                                    By:  /s/ John Schoenfeld
                                         ---------------------------------------
                                    Its:
                                         ---------------------------------------

               [Signature Page to Investor Stockholders Agreement]

                                    BCP II AFFILIATES FUND LIMITED PARTNERSHIP
                                    By:  Robert W. Baird & Co. Incorporated
                                    Its: General Partner

                                    By: /s/ [ILLEGIBLE]
                                        ----------------------------------------
                                    Its: Managing Director
                                        ----------------------------------------
                                    BAIRD CAPITAL PARTNERS II LIMITED
                                    PARTNERSHIP
                                    By:  Baird Capital Partners Management
                                         Company, L.L.C.
                                    Its: General Partner

                                    By: /s/ [ILLEGIBLE]
                                        ----------------------------------------
                                    Its: Managing Director
                                        ----------------------------------------

                                    BAIRD CAPITAL PARTNERS III LIMITED
                                    PARTNERSHIP
                                    By:  Baird Capital Partners Management
                                         Company III, L.L.C.
                                    Its: General Partner

                                    By: /s/ [ILLEGIBLE]
                                        ----------------------------------------
                                    Its: Director
                                        ----------------------------------------

                                    BCP III SPECIAL AFFILIATES LIMITED
                                    PARTNERSHIP
                                    By:  Baird Capital Partners Management
                                         Company III, L.L.C.
                                    Its: General Partner

                                    By: /s/ [ILLEGIBLE]
                                        ----------------------------------------
                                    Its: Director
                                        ----------------------------------------

                                    BCP III AFFILIATES FUND LIMITED  PARTNERSHIP
                                    By:  Baird Capital Partners Management
                                         Company III, L.L.C.
                                    Its: General Partner

                                    By: /s/ [ILLEGIBLE]
                                        ----------------------------------------
                                    Its: Director
                                        ----------------------------------------

       [Continuation of Signature Page to Investor Stockholders Agreement]

                                    /S/ S.A. Johnson
                                    ____________________________________________
                                    S.A. JOHNSON

                                    /S/ Scott D. Rued
                                    ____________________________________________
                                    SCOTT D. RUED

                                    /S/ John C. Read
                                    ____________________________________________
                                    JOHN C. READ

                                    /S/ J. Reid Porter
                                    ____________________________________________
                                    J. REID PORTER

                                    /S/ Mary L. Johnson
                                    ____________________________________________
                                    MARY L. JOHNSON

                                    /S/ Carl E. Nelson
                                    ____________________________________________
                                    CARL E. NELSON

                                    /S/ David J. Huls
                                    ____________________________________________
                                    DAVID J. HULS

                                    /S/ Daniel F. Moorse
                                    ____________________________________________
                                    DANIEL F. MOORSE

                                    /S/ Judith A. Vijums
                                    ____________________________________________
                                    JUDITH A. VIJUMS

                                    /S/ Kenneth W. Hager
                                    ____________________________________________
                                    KENNETH W. HAGER

       [Continuation of Signature Page to Investor Stockholders Agreement]